EXHIBIT 5

                            [SASM&F Letterhead]


                                               August 4, 2000


    Inamed Corporation
    5540 Ekwill Street, Suite D
    Santa Barbara, California 93111


                     Re:   Inamed Corporation
                           Registration on Form S-8
                           ------------------------

    Ladies and Gentlemen:

               We have acted as special counsel to Inamed Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,867,500 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), to be issued pursuant to or reserved for issuance under the Company's 2000 Employee Stock Purchase Plan, 2000 Employee Stock Option Plan, 1999 Senior Officer Stock Option Plan, 1998-1999 Director and Executive Officer Stock Plan, 1993 Non-Employee Directors Stock Option Plan and the 1999 Directors Stock Election Plan (collectively, the "Plans").

               This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

               In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of
    (i) the Registration Statement on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on August 4, 2000 under the Securities Act (the "Registration Statement"); (ii) the Plans; (iii) the Restated Certificate of Incorporation of the Company, as presently in effect; (iv) the By-Laws of the Company, as presently in effect; (v) resolutions of the Board of Directors of the Company relating to the Plans and the issuance of the Shares and related matters; and (vi) a specimen certificate representing the Common Stock. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

               In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

               Members of our firm are admitted to the bar in the State of Delaware and we do not express any opinion as to the laws of any other jurisdiction.

               Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective; and
    (ii) certificates representing the Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Plans' participants at a price per share not less than the price per share as contemplated by the Plans and in accordance with the terms and conditions of the Plans, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

               We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                Very truly yours,


                                /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP